Press Ventures Completes Initial Financing to Launch Global Biosafety Business

WARSAW, Poland, Aug. 30, 2013 (GLOBE NEWSWIRE) -- Press Ventures Inc. (PVEN) ("Press Ventures" or the "Company"), is pleased to announce that the Company has completed an initial $250,000 USD private placement financing from a foreign institutional investor.

The Company anticipates that proceeds from the financing will be utilized to advance its global rollout plans for its patented Cedar Leaf Oil Diffusion ("CLO-D") technology and general working capital.

"The rapid completion of this financing demonstrates the excitement and demand from investors in our newly acquired patented CLO-D biosafety solution," commented Mr. Edward Denkiewicz, CEO of Press Ventures. "The all-natural CLO-D technology has been tested by a world renowned virologist to be effective against some of the deadliest bacteria and viruses that have made headlines over the last few years, including anthrax and H1N1."

The long-term financing has been structured in the form of a convertible debenture which carries a 10% annual interest rate and is due in three (3) years.

Denkiewicz concluded, "This funding will enable us to rapidly deploy our patented CLO-D technology. Our primary objective is to protect individuals and livestock from deadly pandemic outbreaks which have taken far too many lives and cost society, business, and governments tremendous loss."

About Press Ventures

Press Ventures owns the worldwide rights to the patented Cedar Leaf Oil Diffusion ("CLO-D") technology for the use of natural non-human harming vapors to kill bacteria, mold, and viruses in buildings. The patented CLO-D technology has been shown to be capable of killing many deadly bacterial and viral substances such as anthrax and H1N1 in buildings while they are still occupied. The CLO-D technology has been laboratory and field tested and the Company believes that use of the technology can provide a marked improvement in air quality and eliminate many of the most dangerous airborne bacteria, viruses, and pollutants. For additional information about CLO-D technology and Press Ventures, please visit www.biosafetysolutionsinc.com

Investor Relations Contact:

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IR@kingstonir.net

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, use of proceeds from the financing, demand for natural biosafety solutions, exploitation of business opportunities, strategic business goals, rise in diseases, capability of the Company's technology and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.